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                                                                   Exhibit 99(i)



                                ---------------
                                      BAKER
                                        &
                                  HOSTETLER LLP
                                ---------------
                               COUNSELLORS AT LAW

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 Capitol Square, Suite 2100 - 65 East State Street - Columbus, Ohio 43215-4260
                                - (614) 228-1541



                                 April 15, 1999


Fairport Funds
4000 Chester Avenue
Cleveland, Ohio  44103

         Subject: FAIRPORT FUNDS -- REGISTRATION STATEMENT ON FORM N-1A, FILE NO. 33-21489, FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION STATEMENT ON FORM N-1A, FILE NO. 811-5545, FILED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "REGISTRATION STATEMENT")

Ladies and Gentlemen:

         In connection with the filing of the Post-Effective Amendment No. 6 to the Registration Statement (the "Amendment"), it is our opinion that the indefinite number of units of beneficial interest of Fairport Midwest Growth Fund, Fairport Growth and Income Fund, and Fairport Government Securities Fund, are and upon the effectiveness of the Amendment, the indefinite number of units of beneficial interest of Fairport Emerging Growth Fund and Fairport International Equity Fund will be, when issued for the consideration described in the Registration Statement, as amended to date, legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Amendment.

                                          Very truly yours,



                                          BAKER & HOSTETLER LLP